Exhibit 3.2
ARTICLE I
OFFICES
1.1 Business Office. The principal office and place of business of the corporation shall be at Suite 304, 2555 M Street, N.W., Washington, D.C. 20037. The corporation will not maintain a principal office or place of business in the State of Delaware. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.
1.2 Registered Office. The registered office of the corporation, required by Delaware Corporation Law to be maintained in the State of Delaware, may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
SHARES AND TRANSFER THEREOF
2.1 Regulation. The Board of Directors may make such rules and regulations as it deems appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

2.2 Certificates for Shares. Certificates representing shares of the corporation shall be numbered serially for each class of shares, or series thereof, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board of Directors or by the President, the Treasurer, or the Secretary of the corporation, provided that any or all of the signatures may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or its employees. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Delaware, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby, and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificate or, in lieu thereof, the certificate may set forth that such a statement or summary will be furnished without charge to any shareholder upon request. Each certificate shall otherwise be in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed. The corporation shall not be required to issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock, but ownership of fractional shares shall be reflected on the stock transfer books of the corporation.

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2.3 Cancellation of Certificates. Any new certificate(s) for shares to be transferred on the corporate books shall be issued only after the former certificate(s) has been surrendered to the corporation and cancelled, unless such certificate(s) has been lost, stolen, or destroyed, as hereinafter provided.
2.4 Lost, Stolen, or Destroyed Certificates. Any shareholder claiming that his or her certificate(s) for shares has been lost, stolen, or destroyed shall make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate(s). Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate(s) (the necessity for such bond and the amount required to be within the discretion of the President and Treasurer of the corporation), a new certificate(s) may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate(s) alleged to be lost, stolen or destroyed.

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2.5 Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Certificate of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney-in-fact, upon the surrender and cancellation of the certificate or certificates representing his or her shares. Upon presentation and surrender of a properly endorsed certificate by the transferor and the payment of all fees therefor, the transferee shall be entitled to a new certificate or certificates. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as provided by the statutes of State of Delaware.
2.6 Transfer Agent. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the corporation shall act as transfer agent for the certificates representing the shares of stock of the corporation. He or she shall maintain a stock transfer book, the stubs in which shall set forth, among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the dates of issue of the certificates representing such shares, and whether or not such shares are of original issue or transferred. Subject to Section 3.7,

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the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to the shareholders of record who, as such, are entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine the list of shareholders entitled to vote at meetings, to receive dividends, and to own, enjoy and exercise any other property rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his or her name or address and failure to do so will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or to pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.
2.7 Close of Transfer Book and Record Date. For the purposes of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case fifty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix a date in

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advance as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
ARTICLE III
SHAREHOLDERS AND MEETINGS THEREOF
3.1 Shareholders of Record. Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the statutes of the State of Delaware.

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3.2 Meetings. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded in the notice calling such meeting.
3.3 Annual Meeting. In the absence of a resolution of the Board of Directors providing otherwise, the annual meeting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be determined by the Board of Directors by resolution in conformance with the statutes of the State of Delaware. If the election of directors shall not be held on the day so designated for any annual meeting of shareholders, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as may be convenient.
3.4 Special Meetings. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or the legal counsel of the corporation, as last designated by resolution of the Board of Directors.

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3.5 Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting, unless otherwise prescribed by statute, either personally or my mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting; except that, if the number of authorized shares is to be increased, at least thirty days’ notice shall be given and if the sale of all or substantially all of the corporations’ assets is to be voted upon, at least twenty days’ notice shall be given. Any shareholder may waive notice of any meeting. Notice to shareholders of record, if mailed, shall be deemed given when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; but if three successive letters mailed to the last-known address of any shareholders of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation.
3.6 Meetings of All Shareholders. If at any time all of the shareholders shall meet, either within or without the State of Delaware, and shall consent to the holding of such a meeting at such time and place, such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.

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3.7 Voting Record. The officer or agent having charge of the stock transfer books of the corporation shall make, at least ten days before a meeting of shareholders, a complete record of shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. For a period of ten days prior to such meeting this record shall be kept on file either at the place specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, whether within or without the State of Delaware, and shall be subject to inspection by any shareholder at any time during usual business hours for any purpose germane to the meeting. Such record shall be produced and kept open for the duration of the meeting and shall be subject to the inspection of any shareholder for any purse germane to the meeting. The original stock transfer books shall be the prima facie evidence as to the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.
3.8 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Delaware Corporation Law and the Certificate of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares represented may adjourn the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjoined meeting if the time and place thereof are announced at the original meeting and the corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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3.9 Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute of the State of Delaware or by the Certificate of Incorporation or by the Bylaws.
3.10 Proxies. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of a meeting. No proxy shall be valid after three years from the date of its execution.
3.11 Voting of Shares. Unless otherwise provided by these Bylaws or by the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

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3.12 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by that person’s administrator, executor, court appointed guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such administration, executor, court appointed guardian or conservator. Shares held by a trustee may be voted by him or her, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to vote such shares is contained in the court order by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, who shall thereafter be entitled to vote the shares. Neither the shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation, if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation, may be voted, directly or indirectly, at any meeting and such shares shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares had been irrevocably deposited or set aside to pay the redemption price to the holders.

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3.13 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order, or any shareholder shall demand, that voting be by written ballot.
3.14 Cumulative Voting. No shareholder shall be permitted to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, nor by distributing such votes on the same principal among any number of candidates.
ARTICLE IV
DIRECTORS, POWERS AND MEETING
4.1 Board of Directors. The business and affairs of the corporation shall be managed by a board of not fewer than three (3) nor more than seven (7) directors. Directors need not be shareholders of the corporation nor residents of the State of Delaware. They shall be elected at the annual meeting of shareholders or any adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders or until their successors shall have been elected and qualify. The Board of Directors may by resolution increase or decrease, but to not less than three, the number of directors.

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4.2 Regular Meetings. A regular, annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution
4.3 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or of any two directors, and the person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place of holding any special meeting.
4.4 Notice. Written notice of any special meeting of directors shall be given as follows:
(a) By mail to each director at his or her business address at least three days prior to the meeting; or,

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(b) by personal delivery or telegram at least forty-eight hours prior to the meeting to the business address of each director, or, in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed and with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
4.5 Participation by Electronic Means. Except as may be otherwise provided by the Certificate of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.
4.6 Quorum and Manner of Acting. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. An act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the statutes of the State of Delaware or by the Certificate of Incorporation or these Bylaws.

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4.7 Organization. The Board of Directors shall elect a chairman to preside at each meeting of the Board. The Board of Directors shall elect a Secretary to record the discussions and resolutions of each meeting.
4.8 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered into the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
4.9 Informal Action by Directors. Any action required or permitted to be taken by the Board of Directors or a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members entitled to vote with respect to the subject matter thereof.

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4.10 Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and shall hold such office until his or her successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the shareholders.
4.11 Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
4.12 Removal of Directors. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Delaware Corporation Law.

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4.13 Resignations. A director of the corporation may resign at any time by giving written notice to the Board of Directors, President or Secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.
4.14 General Powers. The business and affairs of the corporation shall be managed by the Board of Directions, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims or officers for salaries and other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.
4.15 Indemnity. In addition to the provisions in the Articles of Incorporation for the elimination or reduction of the personal liability of the members of the Board of Directors for monetary damages for breach or alleged breach of their duty of care, the corporation shall indemnify the directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

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ARTICLE V
OFFICERS
5.1 Term and Compensation. The elective officers of the corporation shall consist of at least a President, a Secretary and a Treasurer, each of whom shall be eighteen years or older and who shall be elected by the Board of Directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and shall qualify. Any number of offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of President and Secretary. The Board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board.
5.2 Powers, Duties and Functions. The officers of the corporation shall exercise and perform the respective powers, duties and functions stated below, and as may be assigned to them by the Board of Directors.
(a) The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation, unless the Board of Directors shall have constituted the position of Chief Executive Officer, in which case the person appointed as CEO shall have general supervision, direction and control of the business and the officers of the corporation. The President shall preside, when present, at all meetings of the shareholders and of the Board of Directors unless a different chairman of such meetings is elected by the Board of Directors.

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(b) In the absence or disability of the President, the Vice-President or Vice-Presidents, if any, in order designated by the Board of Directors, shall perform all the duties of the President, and while so acting shall have all the powers of, and be subject to, all the restrictions on the President. Each Vice-President shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the President or the Board of Directors.
(c) The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors unless a different Secretary of such meetings is elected by the Board of Directors. The Secretary shall keep, or cause to be kept, a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or the Board of Directors. The Secretary shall be custodian of the records and of the seal of the corporation and shall attest to the affixing of the seal of the corporation when so authorized. The Secretary, along with the Chairman of the Board, the President or the Treasurer, may sign all stock certificates. The Secretary shall perform all duties commonly incident to his or her office and such other duties as may from time to time be assigned to him or her by the President or the Board of Directors.

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(d) An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all of the duties of the Secretary. He or she shall perform such other duties as may be assigned to him or her by the President or Secretary.
(e) The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He or she shall keep accurate books of accounts of the corporation’s transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board of Directors or President. The Treasurer shall perform all duties commonly incident to his or her office and such other duties as may from time to time be assigned to him or her by the President or the Board of Directors. In the absence or disability of the President and Vice President or Vice-Presidents, the Treasurer shall perform the duties of the President.
(f) An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, preform all of the duties of the Treasurer. He or she shall perform such other duties as may be assigned to him or her by the President or by the Treasurer.

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5.3 Compensation. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board of Directors shall have authority to fix salaries in advance for stated periods or to render the same retroactive as the Board may deem advisable.
5.4 Delegation of Duties. In the event of the absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.
5.5 Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.
5.6 Removal. Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.
ARTICLE VI
FINANCE
6.1 Reserve Funds. The Board of Directors, in its absolute discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

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6.2 Banking. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall be authorized from time to time.
ARTICLE VII
DIVIDENDS
Subject to the provisions of the Certificate of Incorporation and the statutes of the State of Delaware, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board’s opinion the condition of affairs of the corporation shall render advisable.

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ARTICLE VIII
CONTRACTS, LOANS AND CHECKS
8.1 Execution of Contracts. Except as otherwise provided by the statutes of the State of Delaware or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of, the corporation. Authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.
8.2 Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or institution, firm, corporation, or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Director’s discretion, may be general or confined to specific instances.
8.3 Checks. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.

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ARTICLE IX
FISCAL YEAR
The fiscal year of the corporation shall commence on May 1 and end on April 30 of the following year.
ARTICLE X
CORPORATE SEAL
The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “CORPORATE SEAL.”
ARTICLE XI
AMENDMENTS
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.
ARTICLE XII
EXECUTIVE COMMITTEE
12.1 Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

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12.2 Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.
12.3 Tenure. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation or, until his or her successor is chosen, or until the committee is disbanded.

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12.4 Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.
12.5 Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
12.6 Informal Action by Executive Committee. Any action required or permitted to be taken by the executive committee at a meeting may be take without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.
12.7 Vacancies. Any vacancy on the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

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12.8 Resignation and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
12.9 Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof next held after the proceedings shall have been taken.
ARTICLE XIII
EMERGENCY BYLAWS
The Emergency Bylaws provided for in this Article shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Certificate of Incorporation of the corporation or in the statutes of the State of Delaware. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

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During any such emergency:
(a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
(b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.
(c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.
(d) The Board of Directors, either before or during any such emergency, may provide and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.
(e) No officer, director, or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

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(f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. These Emergency Bylaws may be amended to make any further or different provision that may be practical and necessary for the circumstances of the emergency.
CERTIFICATE
I hereby certify that the foregoing Bylaws, consisting of 29 pages, including this page, constitute the Bylaws of International Groups, Inc., as revised and restated by the Board of Directors of the corporation as of the 16th day of January, 1986.

Bylaws amended February 26, 1988.

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AMENDMENTS TO BYLAWS
As of September 29, 1989
1.	The third sentence of Article II, Section 2.7, was deleted in its entirety, and substituted in lieu thereof was the following:
In lieu of closing the stock transfer books, the Board of Directors may fix a date in advance as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less then ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
Adopted as of May 17, 1988.
2.	Section 4.1 of Article IV was deleted in its entirety, and substituted in lieu thereof was the following:
Section 4.1 Board of Directors. Unless otherwise provided by statute, the Corporation’s Certificate of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The number of Directors of the corporation shall be seven (7), subject to increase or decrease as hereinafter provided. Directors need not be shareholders of the corporation nor residents of the State of Delaware. Directors shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified, or until their earlier resignation, removal from office or death. The Board of Directors may by resolution increase or decrease, but not to less than one, the number of Directors, provided that the tenure of office of no Director shall be affected thereby.
Adopted as of August 1, 1988.
3.	The Bylaws were amended to provide for the indemnification by the Company of all officers and directors for actions taken by them on behalf of the Company.
Adopted April 22, 1986.

Corporate Headquarters 200 North Glebe Road Suite 808 Arlington, VA 22203 USA (703) 524-6000 Fax: (703) 522-8870
January 26, 1994
Commonwealth of Virginia
P.O. Box 1197
Richmond, VA 23209
Attn: Charter Division
Dear Sir or Madam:
Subject: Champions Sports, Inc.
Enclosed is a certified copy of the Certificate of Amendment of Champions Sports, Inc. filed with the Secretary of State of the State of Delaware evidencing the increase in authorized shares of common stock to fifty million (50,000,00) shares, par value $0.001.
The filing fee of $25.00 is enclosed.
Sincerely,
Elizabeth A. Carbone
Corporate Secretary
Enclosures
bcc: Howard Weinreich, Esq.
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